SUB-ITEM 77I:
Terms of new or
amended
securities

77I(b) ? Attached is
the Class R6
Shares Exhibit to
the Multiple Class
Plan of Federated
Government
Ultrashort
Duration Fund, a
portfolio of
Federated
Institutional Trust.
The information
contained in the
attached Exhibit
serves as the
description of Class
R6 Shares as
required by this
Item.

CLASS R6
SHARES EXHIBIT
TO
MULTIPLE CLASS
PLAN
(REVISED AS OF
2/8/16)

1.	SEPARATE
ARRANGEMENT
AND EXPENSE
ALLOCATION

For purposes of Rule
18f-3 under the Act,
the basic distribution
and shareholder
servicing
arrangement of the
Class R6 Shares will
consist of:

(i)
sales and
shareholder
servicing by
financial
intermediaries to
the following
categories of
investors
(?Eligible
Investors?):

*
An
invest
or
partici
pating
in a
wrap
progra
m or
other
fee-
based
progra
m
sponso
red by
a
financi
al
interm
ediary;
*
An
invest
or
partici
pating
in a
no-
load
networ
k or
platfor
m
sponso
red by
a
financi
al
interm
ediary
where
Federa
ted has
entere
d into
an
agree
ment
with
the
interm
ediary;
*
A
trustee
/direct
or,
emplo
yee or
former
emplo
yee of
the
Fund,
the
Advise
r, the
Distrib
utor
and
their
affiliat
es; an
immed
iate
family
memb
er of
these
individ
uals,
or a
trust,
pensio
n or
profit-
sharin
g plan
for
these
individ
uals;
*
An
emplo
yer-
sponso
red
retire
ment
plan;
*
A trust
institut
ion
investi
ng on
behalf
of its
trust
custo
mers;
*
An
invest
or,
other
than a
natural
person
,
purcha
sing
Shares
directl
y from
the
Fund;
*
A
Federa
ted
Fund;
*
An
invest
or
(includ
ing a
natural
person
) who
acquir
ed R6
Shares
pursua
nt to
the
terms
of an
agree
ment
and
plan of
reorga
nizatio
n
which
permit
s the
invest
or to
acquir
e such
Shares
; and
*
In
connec
tion
with
an
acquisi
tion of
an
invest
ment
manag
ement
or
adviso
ry
busine
ss, or
related
invest
ment
service
s,
produc
ts or
assets,
by
Federa
ted or
its
invest
ment
adviso
ry
subsidi
aries,
an
invest
or
(includ
ing a
natural
person
) who
(1)
becom
es a
client
of an
invest
ment
adviso
ry
subsidi
ary of
Federa
ted or
(2) is a
shareh
older
or
interes
t
holder
of a
pooled
invest
ment
vehicl
e or
produc
t that
becom
es
advise
d or
subadv
ised
by a
Federa
ted
invest
ment
adviso
ry
subsidi
ary as
a
result
of
such
an
acquisi
tion
other
than as
a
result
of a
fund
reorga
nizatio
n
transac
tion
pursua
nt to
an
agree
ment
and
plan of
reorga
nizatio
n.

In connection with
this arrangement,
Class R6 Shares will
bear the following
fees and expenses:

Fees and Expenses
Maximum Amount Allocated R6 Shares
Sales Load
None
Contingent Deferred
Sales Charge ("CDSC")
None
Shareholder Service Fee
None
Redemption Fee
None
12b-1 Fee
None
Other Expenses
Itemized expenses incurred by the Fund with respect to holders of Class
R6 Shares.

2.
	CONVERSI
ON AND
EXCHANGE
PRIVILEGES

For purposes of Rule
18f-3, Class R6
Shares have the
following conversion
rights and exchange
privileges at the
election of the
shareholder:

Conversion Rights:
None
Exchange Privileges:
Class R6 Shares may be exchanged for Shares of any other Federated fund or share class that does not have a stated sales charge or a contingent deferred sales charge, except Federated Government Reserves Fund.

In any exchange, the
shareholder shall
receive shares having
the same aggregate
net asset value as the
shares surrendered,
after the payment of
any redemption fees
to the Fund.
Exchanges to any
other Class shall be
treated in the same
manner as a
redemption and
purchase.




SCHEDULE OF
FUNDS
OFFERING CLASS
R6 SHARES

The Funds set forth
on this Schedule each
offer Class R6 Shares
on the terms set forth
in the Class R6
Shares Exhibit to the
Multiple Class Plan.

Multiple Class Company
  Series

Federated Equity Funds
  Federated Clover Small Value Fund
  Federated InterContinental Fund
  Federated Kaufmann Large Cap Fund

Federated Institutional Trust
Federated Government Ultrashort Duration Fund

Federated Total Return Series, Inc.
  Federated Total Return Bond Fund

Federated World Investment Series, Inc.
  Federated International Leaders Fund